                                                                    EXHIBIT 99.1

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

         The unaudited pro forma Condensed Combined Statement of Operations for the year ended July 31, 2004 is included in this report.

  The unaudited pro forma condensed combined statement of operations for the year ended July 31, 2004 combines the unaudited pro forma condensed consolidated statement of operations of NaviSite for the fiscal year ended July 31, 2004 with the unaudited condensed consolidated results of operations of Surebridge for the ten months and nine days ended June 9, 2004. As required under Article 11(c)(3) of Regulation S-X, Surebridge's December 31, 2003 fiscal year end has been conformed to be within 93 days of NaviSite's July 31, 2004 fiscal year end by using Surebridge's results of operations for the ten months and nine days ended June 9, 2004 (actual Surebridge results of operations for the one month and twenty-one days ended July 31, 2004 are included in NaviSite's condensed consolidated results of operations for the year ended July 31, 2004).

  The unaudited pro forma financial information is not necessarily indicative of the results of operations of NaviSite had the transaction assumed therein occurred, nor is it necessarily indicative of the results of operations which may be expected to occur in the future. Furthermore, the unaudited pro forma financial information is based on assumptions that NaviSite believes are reasonable and should be read in conjunction with NaviSite's previously filed Form 10-K for the fiscal year ended July 31, 2004, Form 8-K dated June 10, 2004 (filed June 14, 2004) and Form 8-K dated (and filed) on September 2, 2004.

                         NAVISITE, INC. AND SUBSIDIARIES

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                                   (UNAUDITED)
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                          CONSOLIDATED
                                            NAVISITE                  SUREBRIDGE                                   PRO FORMA
                                       TWELVE MONTHS ENDED    TEN MONTHS & NINE DAYS ENDED    PRO FORMA        TWELVE MONTHS ENDED
                                          JULY 31, 2004              JUNE 9, 2004            ADJUSTMENTS         JULY 31, 2004
                                        ------------------    ----------------------------   -----------       -------------------
Total revenue                              $  91,172                   $  38,592             $      --             $ 129,764
                                           ---------                   ---------             ---------             ---------

Cost of revenue:
Cost of revenue                               68,379                      26,746                   872 (a)            95,997
Impairment, restructuring and other              917                          --                                         917
                                           ---------                   ---------             ---------             ---------
Total cost of revenue                         69,296                      26,746                   872                96,914
                                           ---------                   ---------             ---------             ---------

Gross profit (loss)                           21,876                      11,846                  (872)               32,850

Operating expenses:
Product development                            1,075                          --                    --                 1,075
Selling and marketing                          9,567                       7,622                    --                17,189
General and administrative                    24,714                      10,071                    --                34,785
Impairment, restructuring and other            5,286                          --                    --                 5,286
                                           ---------                   ---------             ---------             ---------
Total operating expenses                      40,642                      17,693                    --                58,335
                                           ---------                   ---------             ---------             ---------

Loss from operations                         (18,766)                     (5,847)                 (872)              (25,485)

Other income (expense):
Interest income                                  126                          12                    --                   138
Interest expense                              (3,181)                       (292)               (3,371) (b)           (6,844)
Other income (expense), net                      468                          --                    --                   468
                                           ---------                   ---------             ---------             ---------

Loss before income tax expense               (21,353)                     (6,127)               (4,243)              (31,723)

Income tax expense                                 1                          --                    --                     1
                                           ---------                   ---------             ---------             ---------

Net loss                                   $ (21,354)                  $  (6,127)            $  (4,243)            $ (31,724)
                                           =========                   =========             =========             =========

Basic and diluted net loss per share       $   (0.85)                                                              $   (1.14)
                                           =========                                                               =========

Weighted average basic and diluted
shares used in computing net loss
per share                                     25,160                                             2,574 (c)            27,734
                                           =========                                         =========             =========

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                        NAVISITE, INC. AND SUBSIDIARIES

        NOTES TO THE PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
                                  (UNAUDITED)

         On June 10, 2004, we completed the acquisition of substantially all of the assets and liabilities of Surebridge, Inc., or Surebridge, a privately held provider of managed application services for mid-market companies, in exchange for two promissory notes in the aggregate principal amount of approximately $39.3 million, three million shares of our common stock and the assumption of certain liabilities of Surebridge at closing. The primary reasons for the acquisition included the addition of service offerings, specific contractual relationships with PeopleSoft and Microsoft, and established contractual revenue base, as well as potential operational savings. As the primary reasons for the acquisition were not related to the tangible net assets of Surebridge, the purchase price was significantly in excess of the fair value of the net assets acquired. The acquisition was accounted for under the purchase method of accounting. The final purchase accounting is subject to final resolution of a net worth calculation. We have included the financial results of Surebridge in our consolidated financial statements beginning June 10, 2004, the date of acquisition.

      The following table summarizes the fair value of the assets acquired and liabilities assumed at the date of acquisition:

                                                           Surebridge
                                                         --------------
                                                         (In thousands)
              Accounts receivable                           $   5,201
              Other current assets                              1,745
              Long-term assets                                    560
              Property and equipment                            5,725
              Goodwill                                         42,714
              Customer lists                                   14,000
                                                             --------
              Total assets acquired                            69,945
                                                             --------
              Accounts payable and accrued expenses             9,030
              Other current liabilities                         6,496
              Long-term liabilities                             1,002
                                                             --------
              Total liabilities assumed                        16,528
                                                             --------
              Net assets acquired                           $  53,417
                                                             --------

PRO FORMA ADJUSTMENTS AND ASSUMPTIONS

  (A)  AMORTIZATION EXPENSE OF THE CUSTOMER LISTS

  The amortization expense adjustment to cost of revenue in the pro forma condensed combined statement of operations was determined as follows (in thousands):

Elimination of pre-existing Surebridge amortization expense ...................   $(1,200)
Amortization expense of customer lists resulting from the acquisition .........     2,072
                                                                                  -------
Net adjustment.................................................................   $   872
                                                                                  ========

The net pro forma adjustment includes ten months and nine days of amortization expense of customer lists, as actual Surebridge results of operations for the one-month and twenty-one days ended July 31, 2004 are included in NaviSite's condensed consolidated results of operations for the year ended July 31, 2004. Customer lists are being amortized over estimated useful lives ranging from five to eight years.

  (B)  INTEREST EXPENSE ON THE PROMISSORY NOTES
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  Interest expense on the two promissory notes payable, in the aggregate principal amount of approximately $39.3 million, is calculated at 10% annually. The pro forma condensed consolidated statement of operations assumes interest will be paid in full. The pro forma adjustment represents ten months and nine days of interest expense, as actual Surebridge results of operations for the one month and twenty one days ended July 31, 2004 are included in NaviSite's condensed consolidated results of operations for the year ended July 31, 2004. The interest expense recorded in the pro forma condensed combined statement of operations was calculated as follows (in thousands):

                                                 Ten Months &
                                               Nine Days Ended
                                                June 9, 2004
                                               ---------------
Promissory notes principal                      $39,267
Interest rate                                        10%
Interest expense recorded                       $ 3,371





  We must repay the outstanding principal of the promissory notes, with all accrued interest thereon, no later than June 10, 2006. In addition, if at any time during the first six months after the date of issuance of the notes we complete certain equity or debt financings, we are obligated to use a significant portion of the proceeds to make payments on the notes, depending on the total net proceeds received by us in the financing. If we receive net proceeds of less than $20 million in a debt or equity financing, then we would be obligated to make a payment on the notes equal to 75% of the net proceeds. If we receive net proceeds of between $20 million and $30 million, then we would be obligated to make a payment on the notes equal to $15 million. If we receive net proceeds in excess of $30 million, then we would be obligated to make a payment on the notes equal to 50% of the net proceeds.

  In addition, if we realize net proceeds in excess of $1.0 million from certain equity or debt financings or sales of assets at any time after six months from the date the notes were issued, we are obligated to use a significant portion of the proceeds to make payments on the notes, depending on the total payments, if any, made on the notes during the first six months after the notes were issued. If the amount we paid on the notes during the first six months the notes were outstanding is less than $10 million, we would be obligated to make a payment on the notes equal to 75% of the net proceeds. If the amount we paid on the notes during the first six months the notes were outstanding was greater than $15 million, we would be obligated to make a payment on the notes equal to 50% of the net proceeds. If the amount we paid on the notes during the first six months the notes were outstanding is between $10 million and $15 million, we would be obligated to make a payment on the notes equal to a percentage between 50% and 75% of the net proceeds received, such percentage to be calculated in accordance with a formula set forth in the notes.

  (C)  WEIGHTED AVERAGE BASIC AND DILUTED SHARES

The weighted average basis and diluted shares adjustment in the pro forma condensed consolidated statement of operations was determined as follows (in thousands):

Common Stock resulting from shares issued in conjunction with the acquisition       3,000
Less weighted average effect of shares issued in conjunction with the acquisition for the one month and twenty-one days the shares were outstanding
                                                                                     (426)
                                                                                   ------
Net adjustment                                                                      2,574